As filed with the Securities and Exchange Commission on February 24, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Inogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0989359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Coromar Drive

Goleta, California 93117

(Address of principal executive offices)

Inogen, Inc. 2014 Equity Incentive Plan

Inogen, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)

Nabil Shabshab

Chief Executive Officer and President

Inogen, Inc.

301 Coromar Drive

Goleta, California 93117

(Name and address of agent for service)

(805) 562-0500

(Telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Zachary B. Myers Wilson Sonsini Goodrich & Rosati, Professional Corporation 12235 El Camino Real San Diego, CA 92130 Telephone: (858) 350-2300	Jason Somer General Counsel Inogen, Inc. 301 Coromar Drive Goleta, California 93117 Telephone: (805) 562-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement registers on Form S-8 (the “Registration Statement”) registers (i) 895,346 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”) reserved for issuance pursuant to future awards under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) as a result of the annual evergreen increase under the 2014 Plan and (ii) 179,069 shares of Common Stock reserved for issuance pursuant to future awards under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) as a result of the annual evergreen increase under the 2014 ESPP. In accordance with Section E of the General Instructions to Form S-8, the contents of the previous registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (i) February 18, 2014 (File No. 333-194016), (ii) May 4, 2015 (File No. 333-203842), (iii) March 14, 2016 (File No. 333-210175), (iv) March 1, 2017 (File No. 333-216352), and (v) February 28, 2018 (File No. 333-223280), are incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 24, 2023 (the “Annual Report”) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report (other than the portions of these documents not deemed to be filed); and
(3)
The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36309) filed with the Commission on February 10, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common stock certificate of Registrant.	S-1/A	333-192605	4.1	1/16/14
4.2+	2014 Equity Incentive Plan.	S-1/A	333-192605	10.6	1/28/14
4.3+	Form of Restricted Stock Unit Agreement – Time-Based under the 2014 Equity Incentive Plan.	10-Q	001-36309	10.2	11/7/17
4.4+	Form of Restricted Stock Unit Agreement – Performance-Based under the 2014 Equity Incentive Plan.	10-Q	001-36309	10.3	11/7/17
4.5+	Form of Restricted Stock Award Agreement – Time-Based under the 2014 Equity Incentive Plan.	10-Q	001-36309	10.4	11/7/17
4.6+	Form of Restricted Stock Award Agreement – Performance-Based under the 2014 Equity Incentive Plan.	10-Q	001-36309	10.5	11/7/17
4.7+	2014 Employee Stock Purchase Plan.	S-1/A	333-192605	10.8	1/28/14
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1*	Consent of Deloitte and Touche, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on February 24, 2023.

INOGEN, INC.

By:	/s/ Nabil Shabshab
Nabil Shabshab
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nabil Shabshab and Kristin Caltrider, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Inogen, Inc.) to sign the Registration Statement on Form S-8 of Inogen, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nabil Shabshab	Chief Executive Officer, President and Director (Principal Executive Officer)	February 24, 2023
Nabil Shabshab
/s/ Kristin Caltrider	Chief Financial Officer (Principal Accounting and Financial Officer)	February 24, 2023
Kristin Caltrider
/s/ Elizabeth Mora	Chairperson of the Board	February 24, 2023
Elizabeth Mora
/s/ Heather Rider	Director	February 24, 2023
Heather Rider
/s/ Kristen Miranda	Director	February 24, 2023
Kristen Miranda
/s/ Glenn Boehnlein	Director	February 24, 2023
Glenn Boehnlein
/s/ Kevin King	Director	February 24, 2023
Kevin King
/s/ Mary Kay Ladone	Director	February 24, 2023
Mary Kay Ladone